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10.05

                         SALES REPRESENTATION AGREEMENT
                                     BETWEEN
                             SmartSources.com, Inc.
                                       AND
                         First City Partners Group, Inc.

THIS AGREEMENT, is made between SmartSources.com, Inc. (referred to herein as SSXX) and First City Partners Group, Inc. (referred to herein as FCPG) on this 23rd day of August, 1999 in Philadelphia, Pennsylvania.

WHEREAS, SSXX has expressed an interest in marketing its line of products and expanding its business throughout the United States of America (U.S.) and in other parts of the world; and,

WHEREAS, FCPG through its principals has experience in such marketing, and in arranging mergers and acquisitions between firms, in the U.S. and other countries; and

WHEREAS, SSXX wishes to have FCPG represent SSXX as its sales and marketing agent for its line of products in the U.S. and foreign countries with U.S. Government Agencies, state and local government agencies, foreign government agencies, and with private sector firms, and to seek mergers and acquisitions with compatible firms to expand its business, through connections FCPG has established and may establish in the future;

NOW, THEREFORE, the parties agree to establish this agency relationship in consideration of the following;

FCPG will present to SSXX at the time this agreement is executed a list of firms and individuals which are considered by FCPG, and which have been identified and discussed with SSXX, to be potential clients, acquisition candidates or merger partners, for consideration under this agreement. This initial list of candidates will be amended and expanded periodically in writing. It is acknowledged by SSXX that FCPG has expended substantial time and effort to develop this list of candidates, that they are compatible with SSXX business objectives, and that FCPG can reasonably be expected to produce some or all of these candidates for SSXX consideration, provided, however, that there is no guarantee that all of these candidates will be willing to enter negotiations, and that SSXX has the absolute right to approve or disapprove any future business relationships therefrom. FCPG will continue to expend significant time and its best efforts to bring to the attention of SSXX similar compatible firms and individuals during the term of this agreement, provided that FCPG makes no guarantee that it can do so and SSXX reserves the absolute right to accept or reject any such candidates offered by FCPG.


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IN CONSIDERATION of the substantial time and effort already undertaken by FCPG to produce certain candidates for SSXX business relationships, and to induce FCPG to continue to expend significant time and its best efforts to identify additional candidates for SSXX, SSXX agrees to issue to FCPG at the time of execution of this agreement one million warrants for SSXX stock according to the following schedule:

1. Five Hundred Thousand (500,000) warrants exercisable at a price of Four US Dollars (US$4.00) for a period of three (3) years; and

2. Two Hundred Fifty Thousand (250,000) warrants exercisable at a price of Five US Dollars (US$5.00) for a period of three (3) years; and

3. Two Hundred Fifty Thousand (250,000) warrants exercisable at a price of Six US Dollars (US$6.00) for a period of three (3) years.

In the event that FCPG does not deliver any proposed contracts within one (1) year after execution of this contract, any warrants not exercised by FGPG will be returned to SSXX.

All such securities issued shall be subject to the rules and regulations of the Securities and Exchange Commission of the United States of America.

SSXX agrees to pay to FCPG a commission of Ten percent (10%) of the value of each contract executed with a candidate provided by FCPG.

Commissions due at the execution of each contract and payable according to the terms and conditions of each contract.

SSXX will present to FCPG a list, from time to time, of names of firms and individuals that SSXX considers to be house accounts and FCPG will not receive a commission on sales to those firms.

THIS AGREEMENT will be in effect for five years with four (4) automatic renewable five-year terms for an additional 20 years; provided, however, that this agreement cannot be canceled until the first full five-year term has been completed. Either party may then cancel any subsequent five-year renewal period with a one-year written notice. This notice must be delivered to the other party at their stated place of business by U.S. Registered Mail.


/s/ NATHAN NIFCO                                /s/ LEONARD J BERWICK
----------------------------                    ------------------------
NATHAN NIFCO                                    LEONARD J BERWICK
CHARMAN & CEO                                   CHAIRMAN CEO
SMARTSOURCES.COM INC.                           FIRST CITY PARTNERS GROUP, INC.